REVOCABLE PROXY

FNB BANCSHARES, INC.

217 North Granard Street

Gaffney, South Carolina 29341

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints V. Stephen Moss and Kimberly D. Barrs, or either of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of FNB Bancshares, Inc. held of record by the undersigned on January 9, 2004, at the Special Meeting of Shareholders of FNB Bancshares, Inc. to be held at 217 North Granard Street, Gaffney, South Carolina, 29341 at 2:00 p.m. on March 4, 2004, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposal described below:

1.	APPROVAL OF AGREEMENT AND PLAN OF MERGER: Proposal to approve the Agreement and Plan of Merger dated November 5, 2003 between American Community Bancshares, Inc. and FNB Bancshares, Inc.

☐ FOR                                                                                           ☐ AGAINST                                                                          ☐ ABSTAIN

2.	OTHER BUSINESS: Except as may be otherwise provided below, on such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING: In the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. The undersigned hereby:

☐ GRANTS AUTHORITY TO THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

☐ WITHHOLDS AUTHORITY FROM THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE

SIDE AND RETURN IN THE BUSINESS ENVELOPE PROVIDED

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE AGREEMENT AND PLAN OF MERGER. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF FNB BANCSHARES, INC. A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated:	, 2004

Signature

Signature if held jointly

Instruction: Please sign above exactly as your name appears on this Appointment of Proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.